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                                                                    EXHIBIT 99.4

                       LORAL SPACE & COMMUNICATIONS LTD.

                             SUBORDINATED GUARANTY

     This SUBORDINATED GUARANTY dated as of December   , 2001 (this "Guaranty"
or this "Agreement"), is made by LORAL SPACE & COMMUNICATIONS LTD., a Bermuda company (the "Loral Space" or the "Guarantor"), in favor of the Holders (as defined below) from time to time of the Subordinated Notes (as defined below).

                                    RECITALS

     WHEREAS, pursuant to the Indenture dated as of December   , 2001 (as
modified, supplemented or amended from time to time, the "Indenture"), among the Trustee, Loral Cyberstar, Inc., a Delaware corporation (the "Company") and the Subsidiary Guarantors party from time to time thereto, the Company will issue up to $675,000,000 aggregate principal amount of its 10% Senior Notes due 2006 (such notes, together with any notes issued in exchange for such notes or in replacement of such notes pursuant to the exchange and replacement provisions of the Indenture, being herein called the "Senior Notes");

     WHEREAS, the Company will also issue, at the time of its issuance of the Senior Notes, $29,700,000 aggregate principal amount of 10% Subordinated Notes due July 30, 2006 (such notes, together with any notes issued in exchange for such notes or in replacement of such notes pursuant to the exchange and replacement provisions therefore, being herein called the "Subordinated Notes");

     WHEREAS, the Senior Notes are guaranteed by Loral Space pursuant to the terms of the Guaranty dated as of the date hereof (the "Senior Guaranty") in favor of Bankers Trust Company, as trustee, under the Indenture;

     WHEREAS, the Company is an indirectly wholly owned subsidiary of Loral
Space;

     WHEREAS, it is a condition to the issuance of the Subordinated Notes that Loral Space provide its unconditional guarantee of the payment of the principal of, premium, if any and interest on the Subordinated Notes;

     WHEREAS, the obligations of the Guarantor hereunder are junior and subordinate to the obligations of the Guarantor under the Senior Guaranty;

     WHEREAS, the Subordinated Notes will be issued initially to Loral SpaceCom Corporation, an indirect wholly owned subsidiary of the Guarantor;

     WHEREAS, Loral Space has duly authorized the execution, delivery and performance of this Guaranty; and

     WHEREAS, it is in the best interests of Loral Space to execute this Guaranty inasmuch as Loral Space will derive substantial direct and indirect benefits from the issuance of the Subordinated Notes and the Senior Notes;

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     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Loral Space agrees, for the benefit of the Holders (as defined below), as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, transfer, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of Loral Space and its Restricted Subsidiaries taken as a whole will be governed by Article V;

          (2) the issuance of Equity Interests in any of Loral Space's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $5 million; or (b) results in net proceeds to Loral Space and its Restricted Subsidiaries of less than $5 million;

          (2) a transfer of assets between or among Loral Space and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to Loral Space or to another Restricted Subsidiary;

          (4) the sale or lease of satellites, transponders or other equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5) the sale or other disposition of cash or Cash Equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted under Section 4.04; and

          (7) the issuance of partnership interests by CyberStar, L.P. pursuant to participation bonuses in accordance with Section 4.3 of the CyberStar partnership agreement.

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     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term "beneficially owns" shall have a corresponding meaning.

     "Board of Directors" means the Board of Directors of Loral Space.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition;

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

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          (7) the Goldman Sachs US$ Liquid Reserves Fund and other funds with substantially similar investment policies.

     "Consolidated Capital Ratio" of any Person as of any date means the ratio of

          (1) the Total Indebtedness of such Person then outstanding to

          (2) the stockholders' equity as of such date as shown on the consolidated balance sheet of such Person in accordance with GAAP (which, in the case of Loral Space, shall include the Series C Preferred Stock) after giving pro forma effect to

          (a) the incurrence of any Indebtedness proposed to be incurred or the issuance of any Disqualified Stock proposed to be issued and the receipt and application of the proceeds thereof,

          (b) any other Indebtedness incurred, Disqualified Stock issued or preferred stock of any Subsidiary issued or the repayment or retirement of any of the foregoing since such balance sheet date and the receipt and application of the proceeds thereof,

          (c) any asset dispositions or asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that has occurred since such balance sheet date, in each case as if they had occurred and such proceeds had been applied on the date of such balance sheet.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, amounts in respect of items (1), (2) and (4) for a Restricted Subsidiary of Loral Space shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Loral Space only to the extent that a corresponding percentage of the Consolidated Net Income of
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such Restricted Subsidiary would be permitted at the date of determination to be dividended to Loral Space by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Leverage Ratio" means the ratio of

          (1) the Total Indebtedness of Loral Space outstanding as of the most recent available quarterly or annual balance sheet to

          (2) the Consolidated Cash Flow of Loral Space for the four full fiscal quarters next preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which consolidated financial statements are available; provided that pro forma effect shall be given to

             (a) the incurrence of any Indebtedness proposed to be incurred or the issuance of any Disqualified Stock proposed to be issued and the receipt and application of the proceeds thereof,

             (b) any other Indebtedness incurred, Disqualified Stock issued or preferred stock of any Subsidiary issued or the repayment or retirement of any of the foregoing since the beginning of such four fiscal quarter period and the receipt and application of the proceeds thereof and

             (c) any asset dispositions or asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that has occurred during such four fiscal quarter period, in each case as if they had occurred and such proceeds had been applied on the first day of such four fiscal quarter period.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified person or one of its Subsidiaries; and

          (5) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

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     "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and any other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill (but not any other intangible assets) which under GAAP would be included on such consolidated balance sheet.

     "Credit Agreement" means that certain Amended and Restated Credit and Participation Agreement among Loral SpaceCom Corporation, Space Systems/Loral, Inc., certain lending banks, Bank of America National Trust and Savings Association, as Administrative Agent, and Istituto Bancario San Paolo Di Torino S.P.A., individually and as Italian Export Financing Arranger and as Selling Bank, dated as of November 14, 1997, providing for up to $850 million of credit extensions, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Designated Other Permitted Consideration" means the fair market value of non-cash consideration received by Loral Space or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Other Permitted Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Other Permitted Consideration.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Loral Space to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Loral Space may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.04.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of Loral Space and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

     "Exchange Act" means the Securities & Exchange Act of 1934, as amended (or any successor act) and to rules and regulations thereunder.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by any such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Globalstar" means Globalstar, L.P., a Delaware limited partnership.

     "GTL" means Globalstar Telecommunications Limited, a Bermuda Company.

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     "Guarantee" means a guaranty other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements entered into in the ordinary course of business and consistent with past practices designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holder" means each owner from time to time of the Subordinated Notes.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, excluding letters of credit supporting obligations under customer contracts until such letters of credit are drawn;

          (3) banker's acceptances;

          (4) Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

          (3) in the case of an obligation under a Hedging Obligation

          (a) zero if such obligation has been incurred pursuant to clause (7) of the second paragraph of Section 4.05; or

          (b) the notional amount of such obligation if not incurred pursuant to such clause.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that Investments

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shall not include any commercially reasonable (as determined in good faith by either the Board of Directors of Loral Space or senior management of Loral Space) extensions of credit to, or Investments made in, any Person in connection with the purchase or sale of satellites or satellite services. If Loral Space or any Restricted Subsidiary of Loral Space sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Loral Space such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Loral Space and is not a Permitted Venture, Loral Space shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.04.

     "Issue Date" means the date on which notes were originally issued under the Loral Space Indenture, which was January 21, 1999.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Loral Space Default" means any event that is, or with the passage of time or the giving of notice or both would be, a Loral Space Event of Default.

     "Loral Space Event of Default": A Loral Space Event of Default occurs if:

          (1) [Intentionally omitted];

          (2)  [Intentionally omitted];

          (3)  Loral Space fails to comply with Section 5.01;

          (4)  Loral Space fails to comply Section 4.04, Section 4.05, Section
               4.13 or Section 4.14 and such failure continues for 30 days after the notice specified below;

          (5) Loral Space or any of its Restricted Subsidiaries fails to comply with any of their agreements in this Guaranty (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) Loral Space or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Loral Space or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Loral Space or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if such default: (A) is caused by a failure to pay principal at maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

          (7) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent at the time is entered against Loral Space or any of its Subsidiaries, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

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          (8)  Loral Space or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (A)  commences a voluntary case;

             (B) consents to the entry of an order for relief against it in an involuntary case;

             (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

             (D)  makes a general assignment for the benefit of its creditors;

    or takes any comparable action under any foreign laws relating to insolvency; or

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against Loral Space or any Significant Subsidiary in an involuntary case;

             (B) appoints a Custodian of Loral Space or any Significant Subsidiary or for any substantial part of its property; or

             (C) orders the winding up or liquidation of Loral Space or any Significant Subsidiary;

    or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

     The foregoing will constitute Loral Space Events of Default whatever the reason for any such Loral Space Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law. A Loral Space Default under clauses (4), (5), or (7) is not a Loral Space Event of Default until Holders of at least 25% in principal amount of the outstanding Subordinated Notes notify Loral Space of the Loral Space Default and Loral Space does not cure such Loral Space Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     "Loral Space Indenture" means the indenture dated as of January 15, 1999 between Loral Space and The Bank of New York, as trustee, relating to Loral Space's 9 1/2% Senior Subordinated Notes due 2006.

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are

          (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and

          (2) issued by a corporation having a total equity market capitalization of not less than $250 million; provided that the excess of

             (a) the aggregate amount of securities of any one such corporation held by Loral Space and any Restricted Subsidiary over

             (b) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

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     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

             (a)  any Asset Sale or

             (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by Loral Space or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any one or more Credit Facilities) secured by a lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness as to which neither Loral Space nor any of its Restricted Subsidiaries (other than the Restricted Subsidiary that is the primary obligor and its Subsidiaries so long as no Capital Stock of such Subsidiaries is owned by Loral Space or any other Restricted Subsidiary),

          (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

          (2)  is directly or indirectly liable as a guarantor or otherwise, or

          (3)  constitutes the lender.

     "Obligations" means any principal, premium if any, interest, penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer To Purchase" means a written offer (the "Offer") sent by Loral Space by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Subordinated Notes on the date of the Offer offering to purchase up to the principal amount of Subordinated Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Guaranty). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date for purchase of Securities within five Business Days after the Expiration Date. Loral Space shall notify the Holders of the Subordinated Notes at least 15 Business Days (or such shorter period as is acceptable to the Holders of the Subordinated Notes) prior to the mailing of the Offer of Loral Space s obligation to make an Offer to Purchase, and the Offer shall be mailed by Loral Space or, at Loral Space's request, by the Holders of the Subordinated Notes in the name and at the expense of Loral Space. The Offer shall contain information concerning the business of Loral Space and its Subsidiaries which Loral Space in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum shall include (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Holders of the Subordinated Notes pursuant to this Guaranty (which requirements may be satisfied by delivery of such documents together with the Offer), (2) a description of material developments in Loral Space's business subsequent to the date of the latest of such financial statements referred to in clause (1) (including a description of the events requiring Loral Space to make the Offer to Purchase), (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Loral Space to make the Offer to Purchase and (4) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Subordinated Notes pursuant to the Offer to Purchase.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of Loral Space.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Holders of the Subordinated Notes. The counsel may be an employee of, or counsel to, the Company, Loral Space or the Holders of the Subordinated Notes.

     "Permitted Business" means any of the lines of business conducted by Loral Space and its Restricted Subsidiaries or its existing Permitted Ventures on the Issue Date and any other space or communication businesses and any business reasonably related thereto.

     "Permitted Investments" means:

          (1) any Investment in Loral Space or in a Restricted Subsidiary of Loral Space;

          (2)  any Investment in Cash Equivalents;

          (3) any Investment by Loral Space or any Restricted Subsidiary of Loral Space in a Person engaged in a Permitted Business, if as a result of such Investment:

             (a)  such Person becomes a Restricted Subsidiary of Loral Space; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Loral Space or a Restricted Subsidiary of Loral Space;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14;

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Loral Space;

          (6)  Hedging Obligations;

          (7)  Investments in Permitted Ventures;

          (8)  Investments existing on the Issue Date;

          (9)  Investments in Skybridge, L.P. that are either

             (a) required pursuant to the partnership agreement in existence on the Issue Date, or

             (b) required to avoid disproportionate dilution to Loral Space's equity interest therein pursuant to such partnership agreement or to avoid financial penalties; and

          (10) other Investments in any Person principally engaged in Permitted Businesses having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) at any time outstanding not to exceed 5% of Loral Space's Consolidated Tangible Assets.

     "Permitted Liens" means:

          (1) Liens on assets of Loral Space or its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that were permitted by the Loral Space Guaranty to be incurred;

          (2)  Liens in favor of Loral Space or any of its Restricted
     Subsidiaries;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Loral Space or any Restricted Subsidiary of Loral Space; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Loral Space or the Restricted Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by Loral Space or any Restricted Subsidiary of Loral Space; provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph (b) of Section 4.05;

          (7) Liens existing on the Issue Date and Liens Loral Space or any Restricted Subsidiary are or may be obligated to create pursuant to agreements in existence on the Issue Date;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens incurred in the ordinary course of business of Loral Space or any Restricted Subsidiary of Loral Space with respect to obligations that do not exceed $50 million at any one time outstanding;

          (10) other Liens incidental to the conduct of Loral Space's and its Restricted Subsidiaries' businesses or the ownership of their respective property not securing any Indebtedness, and which do not in the aggregate materially detract from the value of Loral Space's and its Restricted Subsidiaries' property when taken as a whole, or materially impair the use thereof in the operation of their respective businesses;

          (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

          (12) Liens on materials and work-in-progress in favor of customers of Loral Space and its Restricted Subsidiaries for amounts paid to Loral Space or any of its Restricted Subsidiaries as progress payments, milestones, advances or similar arrangements under any provision of any security issued by Loral Space or such Restricted Subsidiary or of any agreement, instrument or other undertaking to which such Person or any of its property is bound, in each case entered into by Loral Space or such Restricted Subsidiary with respect to such materials or work-in-progress.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Loral Space or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Loral Space or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the

     Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is junior in right of payment to the Loral Space Guaranty of the new notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is junior in right of payment to, the Loral Space Guaranty of the new notes on terms at least as favorable to the Holders of the Loral Space Guaranty of the new notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by Loral Space or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Venture" means:

          (1) a corporation, partnership or other entity, other than a Subsidiary engaged in one or more Permitted Businesses in respect of which Loral Space or a Restricted Subsidiary

             (a) beneficially owns at least 20% of the Capital Stock of such entity, and

             (b) either is a party to an agreement providing for one or more parties to such agreement (which may or may not be Loral Space or a Subsidiary), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power, to direct the policies, management and affairs of such entity; or

          (2)  Globalstar Telecommunications Limited ("Globalstar
     Telecommunications Limited"), so long as Globalstar, L.P. is a Permitted Venture and Globalstar Telecommunications Limited's principal asset consists of Equity Interests in Globalstar.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Series C Preferred Stock" means Loral Space's 6% Series C Convertible Redeemable Preferred Stock due 2007.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated by the SEC, as such Regulation is in effect on the Issue Date, using a percentage of 5% for such calculations instead of the percentage set forth therein.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordination Provisions" means the intercreditor and subordination provisions set forth on Schedule 2.05 hereto.

     "Subsidiary" means, with respect to any specified Person, any corporation, partnership, association or other business entity that would be required under GAAP to be consolidated in the financial statements of such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

     "Total Indebtedness" means, at any time of determination, without duplication, the sum of

          (1) all Indebtedness of Loral Space and its Restricted Subsidiaries at such time,

          (2)  the aggregate redemption price of any Disqualified Stock, and

          (3) the aggregate liquidation preference of any Preferred Stock of Loral Space's Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP.

     "Unrestricted Subsidiary" means any Subsidiary of Loral Space that is designated by the Board of Directors of Loral Space as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with Loral Space or any Restricted Subsidiary of Loral Space unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Loral Space or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Loral Space;

          (3) is a Person with respect to which neither Loral Space nor any of its Restricted Subsidiaries has any direct or indirect obligation

             (a)  to subscribe for additional Equity Interests, or

             (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Loral Space or any of its Restricted Subsidiaries; and

          (5) has at least one director on its board of directors that is not a director or executive officer of Loral Space or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Loral Space or any of its Restricted Subsidiaries.

     Section 1.02. Subordinated Notes Definitions. The term "Legal Holiday" is defined in Section 6.07. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Subordinated Notes.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of Loral Space dated such date prepared in accordance with GAAP but accretion of principal on such security shall not be deemed to be the incurrence of Indebtedness;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (9)  [intentionally omitted]; and

          (10) the terms "redemption" and "redeemable" shall not be deemed to refer to Offers to Purchase or to repurchases pursuant to Section 4.12 of the Loral Space Indenture or similar offers or repurchases.

                                   ARTICLE II

                        SUBORDINATED GUARANTEE OF NOTES

     Section 2.01. Guarantee. (a) Subject to the provisions of this Article Two, Loral Space hereby, fully, unconditionally and irrevocably guarantees on a subordinated basis (as set forth in the Subordination Provisions) to each
Holder: (i) the due and punctual payment of the principal of, premium, if any, and accrued interest on each Subordinated Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Subordinated Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders, all in accordance with the terms of such Subordinated Note and this Guaranty and
(ii) in the case of any extension of time of payment or renewal of any Subordinated Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. Loral Space hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Subordinated Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Subordinated Note except by payment in full of the principal thereof, premium, if any, and interest thereon. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Subordinated Notes for the purposes of this Article Two. In the event of any declaration of acceleration of such obligations as provided in Article Six of the Subordinated Notes such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor jointly and severally, for the purpose of this Article Two.

     (b) If the Holder of any Subordinated Note is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, bequestrator or other similar official acting in relation to the Company or any Guarantor, any amount paid to such Holder in respect of a Subordinated Note, any Guarantee of the Subordinated Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. Loral Space further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Subordinated Notes of the purposes of the Guarantee hereunder, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

     (c) Loral Space hereby further agrees that its obligations under this Guaranty and the Subordinated Notes shall be unconditional, regardless of the validity, regularity or enforceability of this Guaranty or the Subordinated Notes, the absence of any action to enforce this Guaranty or the Subordinated Notes, any modification or amendment of, or supplement to, this Guaranty, the Indenture or the Subordinated Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (d) If Loral Space makes or is required to make any payment in respect of its Guarantee hereunder, it shall be entitled to seek contribution from any other Guarantors to the extent permitted by applicable law; provided that Loral Space agrees that any such claim for contribution that Loral Space may have against any other Guarantor shall be subrogated to the prior payment in full, in cash, of all obligations owed to Holders under or in respect of the Subordinated Notes.

     (e) Loral Space hereby irrevocably defers, until the principal of, premium, if any, and interest on the Subordinated Notes shall have been paid in full, any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Loral Space in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Subordinated Notes shall not have been paid in full, such amount shall be deemed to have been paid to Loral Space for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Subordinated Notes. Loral Space acknowledges that it will receive direct and indirect benefits from the issuance of the Subordinated Notes pursuant to this Guaranty and that the waivers set forth in this Section 2.01 are knowingly made in contemplation of such benefits.

     (f)  [Intentionally Omitted]

     (g)  Loral Space consents to the terms of the Subordinated Notes.

     Section 2.02. Obligations Unconditional. Nothing contained in this Article Two or elsewhere in the Guaranty, the Indenture or in the Subordinated Notes is intended to or shall impair, as among Loral Space and the Holders, the obligation of Loral Space, which is absolute and unconditional, upon failure by the Company, to pay to the Holders the principal of, premium, if any, and interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Loral Space, nor shall anything herein or therein prevent any Holder of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law upon default under the Indenture.

     Without limiting the foregoing, nothing contained in this Article Two will restrict the right of the Holders to take any action to declare the Guarantee hereunder to be due and payable prior to the Stated Maturity of the Subordinated Notes pursuant to Section 6.02 of the Subordinated Notes or to pursue any rights or remedies hereunder.

     Section 2.03. Notice to Trustee. Loral Space shall give prompt written notice to the Holders of any fact known to it which would prohibit the making of any payment to or by the Holders in respect of its Guarantee pursuant to the provisions of this Article Two.

     Section 2.04. This Article Not to Prevent Loral Space Event of
Default. The failure to make a payment on account of principal of, premium, if any, or accrued interest on the Subordinated Notes by reason of any provision of this Article Two will not be construed as preventing the occurrence of a Loral Space Event of Default.

     Section 2.05. Subordination. Notwithstanding anything contained in this Guaranty to the contrary, the obligations of Loral Space under this Guaranty are subordinate and junior to the extent and in the manner set forth in the Subordination Provisions. Each Holder, by acceptance of this Guaranty, agrees to the Subordination Provisions.

                                  ARTICLE III

                            [INTENTIONALLY OMITTED]

     Section 3.01. [Intentionally Omitted]

     Section 3.02. [Intentionally Omitted]

                                   ARTICLE IV

                                   COVENANTS

     Loral Space shall comply with the covenants contained in this Article IV from and after the date requested in writing by the Holders of the Subordinated Notes to do so and then only to the extent requested by the Holders of the Subordinated Notes. No action taken by Loral Space (or any action taken after such written notice pursuant to an agreement entered into prior to receipt of such written notice) prior to any such written request shall constitute a breach of this Guaranty by Loral Space.

     Section 4.01. [Intentionally Omitted]

     Section 4.02. [Intentionally Omitted]

     Section 4.03. Reports. Whether or not required by the SEC, so long as any Subordinated Notes are outstanding, if requested by the Holders of the Subordinated Notes, Loral Space shall furnish to the Holders of Subordinated Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor forms) if Loral Space were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Loral Space and its Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by Loral Space's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor form) if Loral Space were required to file such reports.

     (b) If Loral Space has designated any of its Subsidiaries as Unrestricted Subsidiaries, if requested by the Holders of the Subordinated Notes, then the quarterly and annual financial information required by this Section 4.03 shall include selected financial information, either on the face of the financial statements or in the footnotes thereto, regarding the financial condition and results of operations of Loral Space and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Loral Space.

     (c) In addition, whether or not required by the SEC, if requested by the Holders of the Subordinated Notes, Loral Space shall file a copy of all information and reports referred to in clauses (1) and (2) of paragraph (a) of this Section 4.03 with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (d) [Intentionally Omitted].

     Section 4.04. Restricted Payments. Loral Space will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of Loral Space's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any distribution, dividend or payment in connection with any merger or consolidation involving Loral Space or any of its Restricted Subsidiaries) or to the direct or indirect holders of Loral Space's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Loral Space or to Loral Space or a Restricted Subsidiary or Loral Space);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Loral Space) any Equity Interests of Loral Space, any Restricted Subsidiary of Loral Space or any direct or indirect parent of Loral Space;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is junior in right of payment to this Guaranty of the Subordinated Notes, except the scheduled payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Loral Space Default or Event of Loral Space shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) Loral Space would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either test set forth in the proviso to paragraph (a) of Section 4.05; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Loral Space and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of paragraph (b) of this Section 4.04) is less than the sum, without duplication, of:

             (A) 50% of the Consolidated Net Income of Loral Space for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Loral Space's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

             (B) 100% of the aggregate net cash proceeds received by Loral Space since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Loral Space (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Loral Space that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Loral Space), except to the extent such net cash proceeds are used to increase the amount of dividends on Preferred Stock of Loral Space or the amount of Restricted Investments that may be made pursuant to clause
        (7) of paragraph (b) of this Section 4.04; plus

             (C) 100% of the fair market value (as determined by the Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Holders of the Subordinated Notes) of assets used or useful in a Permitted Business received by Loral Space since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Loral Space (other than Disqualified Stock); plus

             (D) to the extent not already included in Consolidated Net Income of Loral Space for such period, if any Restricted Investment that was made by Loral Space or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of
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        (i) the cash return of capital with respect to such Restricted
        Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment or designated amount of Unrestricted Subsidiary; plus

             (E) to the extent that any Unrestricted Subsidiary is designated by Loral Space as a Restricted Subsidiary after the Issue Date, an amount equal to the lesser of (i) the net book value of Loral Space's Investment in such Unrestricted Subsidiary at the time of such designation and (ii) the fair market value of Loral Space's Investment in such Unrestricted Subsidiary at the time of such designation.

     (b) The preceding paragraph (a) shall not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the foregoing paragraph (a) of this Section 4.04;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Loral Space or of any Equity Interests of Loral Space or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Loral Space) of, Equity Interests of Loral Space (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
     (3)(B) of paragraph (a) of this Section 4.04;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated indebtedness of Loral Space with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of Loral Space to the holders of its common Equity Interests so long as Loral Space or such Restricted Subsidiary receives at least its pro rata share (and in like form) of such dividend or distribution in accordance with its common Equity Interests;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Loral Space or any Restricted Subsidiary of Loral Space held by any employee of Loral Space or a Restricted Subsidiary or member of Loral Space's (or any of its Restricted Subsidiaries') management pursuant to any equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10 million;

          (6) the purchase by a Restricted Subsidiary of shares of Capital Stock of Loral Space from Loral Space or the deemed repurchase of Capital Stock by Loral Space or a Restricted Subsidiary on the exercise of stock options;

          (7) payments of dividends by Loral Space on Preferred Stock of the Guarantor or the making of Restricted Investments by Loral Space or any Restricted Subsidiary in an aggregate amount not to exceed 100% of the aggregate net cash proceeds received by Loral Space since the Issue Date from the issue or sale of Equity Interests of Loral Space (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such dividend payment or Restricted Investment shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.04;

          (8) the purchase by Loral Space or a Restricted Subsidiary of Equity Interests in a Restricted Subsidiary from another Person;

          (9) scheduled dividends payable on the Series C Preferred Stock;

          (10) payment of dividends on Preferred Stock of a Restricted Subsidiary; and

          (11) other Restricted Payments in an aggregate principal amount not to exceed $25 million;

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

provided that Loral Space shall not and shall not permit any of its Restricted Subsidiaries to make any Restricted Payment contemplated by clauses (2) through
(10) above so long as a Loral Space Default has occurred and is continuing.

     (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by Loral Space or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.04 shall be either (1) determined by the Board of Directors, whose resolution with respect thereto shall be delivered to the Holders of the Subordinated Notes or (2) based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the fair market value exceeds $25 million. Not later than the date of making any Restricted Payment, Loral Space shall deliver to the Holders of the Subordinated Notes an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.04 were computed, together with a copy of any fairness opinion or appraisal required by this Section 4.04.

     Section 4.05. Incurrence of Indebtedness and Issuance of Preferred Stock.

     (a) Loral Space shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and Loral Space shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Loral Space or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and Loral Space may issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Stock, if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock and the application of the proceeds thereof, no Loral Space Default would occur as a consequence of such incurrence or issuance or be continuing following such incurrence or issuance and either
(1) the Consolidated Leverage Ratio of Loral Space would be less than 5.0 to 1.0, or (2) Loral Space's Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet is less than 2.0 to 1.0.

     (b) Nothing contained in paragraph (a) of this Section 4.05 shall prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by Loral Space and its Restricted Subsidiaries of additional Indebtedness and letters of credit pursuant to Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $850 million as of such date of incurrence less the aggregate amount of all Net Proceeds of Asset Sales applied to repay term Indebtedness outstanding under one or more Credit Facilities pursuant to clause (1) of paragraph (b) of Section 4.14;

          (2) the incurrence by Loral Space and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by Loral Space of Indebtedness represented by the Subordinated Notes and Loral Space's 9 1/2% Senior Subordinated Notes due 2006;

          (4) the issuance by a Subsidiary of Preferred Stock or the incurrence by Loral Space's Subsidiaries of Non-Recourse Debt (including Acquired Debt that constitutes Non-Recourse Debt); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of a Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Loral Space that was not permitted by this clause (4);

          (5) the incurrence by Loral Space or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness)that was permitted by this Guaranty to be incurred under paragraph (a) of this Section 4.05 or clauses (2), (3) or this clause (5) of this paragraph (b);

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

          (6) the incurrence by Loral Space or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Loral Space and any of its Restricted Subsidiaries; provided, however, that:

             (A) if Loral Space is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to all Obligations with respect to this Guaranty of the Subordinated Notes; and

             (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Loral Space or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Loral Space or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Loral Space or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by Loral Space or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk or currency exchange rate risk;

          (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as the case may be, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 4.05;

          (9) the incurrence by Loral Space or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $50 million; or

          (10) the incurrence by Restricted Subsidiaries of Guarantees of Indebtedness of Loral Space or any Restricted Subsidiary that is not subordinated to the Guaranty of the Subordinated Notes.

     (c) Loral Space shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Loral Space unless such Indebtedness is also contractually subordinated in right of payment to the Loral Space Guaranty of the Subordinated Notes on substantially identical terms; provided, however, that no Indebtedness of Loral Space shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Loral Space solely by virtue of being unsecured.

     (d) For purposes of determining compliance with this Section 4.05, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) of paragraph (b) of this Section 4.05, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.05, Loral Space shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.05.

     Section 4.06. Liens. Loral Space shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

     Section 4.07. Sale and Leaseback Transactions. Loral Space shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Loral Space or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) Loral Space or such Restricted Subsidiary, as applicable, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 4.05 and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.06;

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

          (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Holders of the Subordinated Notes, of the property that is the subject of such Sale and Leaseback Transaction; and

          (3) the transaction complies with Section 4.14.

     Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Loral Space shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to Loral Space or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Loral Space or any of its Restricted Subsidiaries;

          (2) make loans or advances to Loral Space or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to Loral Space or any of its Restricted Subsidiaries.

     (b) The restrictions set forth in paragraph (a) of this Section 4.08 shall not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

          (2) any customary (as conclusively determined in good faith by the Chief Financial Officer of Loral Space) encumbrance or restriction applicable to Loral Space or a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness of Loral Space or Indebtedness contained in any Credit Facilities or Indebtedness incurred pursuant to clause (4) of paragraph (b) of Section 4.05; provided that, other than with respect to Preferred Stock of a Subsidiary or Non-Recourse Debt of a Subsidiary (including Non-Recourse Debt that is Acquired Debt), such encumbrances and restrictions permit the distribution of funds to the Guarantor in an amount sufficient for Loral Space to make the timely payment of interest, premium, if any, and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Indebtedness, including pursuant to offers to purchase) according to the terms of this Guaranty and other Indebtedness that is solely an obligation of Loral Space, but provided further that such agreement may nevertheless contain customary (as so determined) net worth, leverage, invested capital and other financial covenants, customary (as so determined) covenants regarding the merger of or sale of all or any substantial part of the assets of Loral Space or any Restricted Subsidiary, customary (as so determined) restrictions on transactions with affiliates and customary (as so determined) subordination provisions governing Indebtedness owed to Loral Space or any Restricted Subsidiary;

          (3) the Credit Agreement as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Credit Agreement, as in effect on the Issue Date;

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

          (4) the Loral Space Indenture and the notes issued thereunder, this Guaranty and the Subordinated Notes and the Guarantees of the Subordinated Notes by the Subsidiary Guarantors;

          (5) applicable law;

          (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by Loral Space or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Guaranty to be incurred;

          (7) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of paragraph (a) of this Section 4.08;

          (9) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (10) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (11) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

          (12) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

          (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Section 4.09.  Designation of Restricted and Unrestricted
Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Loral Space Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Loral Space and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under paragraph (a) of
Section 4.04 or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments set forth in Section 1.01, as Loral Space shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary set forth in Section 1.01. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Loral Space Default.

     Section 4.10. Transactions with Affiliates. (a) Loral Space shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to Loral Space or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Loral Space or such Restricted Subsidiary with an unrelated Person; and
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

          (2) Loral Space delivers to the Holders of the Subordinated Notes with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, either (A) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this
     Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or (B) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject, except as set forth below, to the provisions of paragraph (a) of this Section 4.10:

          (1) any employment agreement entered into by Loral Space or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Loral Space or such Restricted Subsidiary, as the case may be;

          (2) transactions between or among Loral Space and/or its Restricted Subsidiaries;

          (3) any sale or other issuance of Equity Interests (other than Disqualified Stock) of Loral Space;

          (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Loral Space;

          (5) Restricted Payments that are permitted by, and Permitted Investments that are not prohibited by, Section 4.04; and

          (6) transactions between the Company and/or its Restricted Subsidiaries, on the one hand, and a Permitted Venture, on the other hand, provided that the condition set forth in clause (1) of paragraph (a) of this Section 4.10 is satisfied.

     Section 4.11.  Limitation on Issuances of Guarantees of
Indebtedness. (a) Loral Space shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Loral Space unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture or a supplemental agreement to this Guaranty or a separate Guarantee providing for the Guarantee of the payment of the Subordinated Notes by such Restricted Subsidiary (a "GUARANTOR"), which Guarantee shall (1) be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness and (2) remain in effect for so long as the Guarantee or pledge to secure such other Indebtedness remains in effect.

     (b) No Guarantor shall incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor's Guarantee of the Subordinated Notes on substantially identical terms; provided, however, that no Indebtedness of a Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Guarantor solely by virtue of being unsecured.

     Section 4.12. Business Activities. Loral Space shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to Loral Space and its Restricted Subsidiaries, taken as a whole.

     Section 4.13.  Intentionally Omitted.

     Section 4.14. Asset Sales. (a) Loral Space shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

          (1) Loral Space (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is (A) determined by two Officers of Loral Space if the fair market value is less than $25 million or (B) determined by the Board of Directors and evidenced by a resolution of the Board of Directors if the fair market value is $25 million or greater, and, in each case, such fair market value is set forth in an Officers' Certificate delivered to the Holders of the Subordinated Notes; and

          (3) at least 75% of the consideration therefor received by Loral Space or such Restricted Subsidiary is in the form of cash or Cash Equivalents. Only for purposes of this clause (3), each of the following shall be deemed to be cash:

             (A) any liabilities (as shown on Loral Space's or such Restricted Subsidiary's most recent balance sheet), of Loral Space or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Loral Space or such Restricted Subsidiary from further liability;

             (B) any securities, notes or other obligations received by the Guarantor or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Loral Space or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

             (C) any assets described in clause (2) or (4) of paragraph (b) of this Section 4.14;

             (D) Marketable Securities; and

             (E) Designated Other Permitted Consideration; provided that the aggregate fair market value (as determined pursuant to clause (2) above) of such Designated Other Permitted Consideration, taken together with the fair market value at the time of receipt of all other designated Other Permitted Consideration received pursuant to this clause (E), less the amount of net cash proceeds previously realized in cash from prior Designated Other Permitted Consideration is less than 5% of Loral Space's Consolidated Tangible Assets at the time of the receipt of such Designated Other Permitted Consideration (with the fair market value of each item of Designated Other Permitted Consideration being measured at the time received and without giving effect to subsequent changes in value).

     (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Loral Space may apply (or, in the case of clause (2), (3) or (4) below, enter into a binding commitment to apply) such Net Proceeds:

          (1) to repay Indebtedness of Loral Space or any Restricted Subsidiary which is not subordinated to this Guaranty;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business or to purchase Equity Interests of a Restricted Subsidiary from another Person;

          (3) to make a capital expenditure in a Permitted Business or to make an Investment in a Permitted Venture; or

          (4) to acquire or to acquire the right to use other long-term assets that are used or useful in a Permitted Business.

     (c) Pending the final application of any such Net Proceeds, Loral Space may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Guaranty.

     (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) of this Section 4.14 shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, Loral Space shall make, or shall cause the Company to make, an Offer to Purchase

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to all Holders of Subordinated Notes and all holders of other Indebtedness that is pari passu with the Guaranty of the Subordinated Notes containing provisions similar to those set forth in this Guaranty with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Subordinated Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Offer to Purchase shall be equal to 101% of principal amount plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, Loral Space may use such Excess Proceeds for any purpose not otherwise prohibited by this Guaranty. If the aggregate principal amount of Subordinated Notes and such other pari passu Indebtedness tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Holders of the Subordinated Notes shall select the Subordinated Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Subordinated Notes and such other pari passu Indebtedness tendered. Upon completion of each Offer to Purchase required by this Section 4.14, the amount of Excess Proceeds shall be reset at zero.

     (e) Loral Space shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Subordinated Notes required by this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14 or the definition of the Offer to Purchase, Loral Space shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.14 or such definition by virtue of such conflict.

     Section 4.15. Additional Amounts. (a) All payments in respect of this Guaranty will be made free and clear of, and without withholding or deduction for, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "TAXES") imposed, levied, collected, withheld or assessed by or within any jurisdiction in which Loral Space is then incorporated (or the jurisdiction of incorporation of any successor of Loral Space) or any other jurisdiction in which Loral Space (or such successor) is resident for tax purposes or any political subdivision or taxing authority thereof or therein (hereinafter, a "RELEVANT JURISDICTION"), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction in respect of such payment is so required, Loral Space, or any successor, shall pay such additional amounts ("ADDITIONAL AMOUNTS") as will result in receipt by each Holder of a Subordinated Note of such gross amount as would have been received by such Holder or the beneficial owner with respect to such Subordinated Note, as applicable, had no such withholding or deduction (including any withholding or deduction applicable to Additional Amounts payable) been required, except that no Additional Amounts will be payable for or on account of:

          (1) Taxes that would not have been imposed but for

             (A) the existence of any present or former connection between such Holder or such beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the Relevant Jurisdiction, including such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein; or

             (B) Section 881(c)(3)(A) of the Code (or any successor provision);

          (2) any estate, inheritance, gift, sale, transfer or similar tax, assessment or other governmental charge;

          (3) any Tax that is imposed or withheld by reason of the failure of the Holder or beneficial owner of a Security to timely comply with a request of Loral Space, addressed to the Holder (A) to provide reasonably required or requested information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any reasonably required or requested declaration, filing or claim or satisfy any reasonably required or requested information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Tax; provided, however, that (i) providing information required by Internal Revenue Service Forms W-8, W-9, 1001 and 4224 and any successors thereto and (ii) the execution and delivery of such forms is deemed to be reasonably required or requested; or

          (4) any combination of (1), (2) and (3);

nor shall Additional Amounts be paid with respect to payment of the principal of or any premium or interest on any such Subordinated Note, to any Holder (including any fiduciary or partnership) to the extent that the beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Subordinated Note.

     (b) Where required by applicable law, Loral Space or any Paying Agent, as the case may be, shall also (1) make such withholding or deduction in respect of any Taxes and (2) remit the full amount withheld or deducted to the relevant authority in accordance with applicable law. Loral Space shall furnish to each Holder of Subordinated Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts satisfactory to the Holders of the Subordinated Notes evidencing such payment by Loral Space.

     (c) Whenever there is mentioned in any context the payment of principal of or any premium or interest on, or in respect of, a Subordinated Note, or the net proceeds received from Loral Space on the sale or exchange of any Subordinated Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.15 to the extent that, in such context, Additional Amounts are, were, or would be payable in respect thereof pursuant to this Section 4.15.

     (d) Loral Space shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges, or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of this Guaranty or any other document or instrument relating thereto, or the receipt of any payments with respect to the Subordinated Notes, excluding such taxes, charges, or similar levies imposed by any jurisdiction outside of any jurisdiction in which Loral Space or the Paying Agent is located or incorporated (except those resulting from or required to be paid in connection with, the enforcement of Subordinated Notes or any other such document or instrument following the occurrence of any Loral Space Event of Default with respect to the Subordinated Notes), and shall indemnify the Holders for any such taxes paid by such Holders.

     (e) The foregoing obligations shall survive any termination, defeasance or discharge of this Guaranty.

     Section 4.16.  Intentionally Omitted.

     Section 4.17. Further Instruments and Acts. Upon request of the Holders of the Subordinated Notes, Loral Space will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Guaranty and the Indenture.

     Section 4.18. Payments for Consent. Loral Space shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Guaranty or the Subordinated Notes unless such consideration is offered to be paid to all Holders of Subordinated Notes that consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE V

                    MERGER, CONSOLIDATION OR SALE OF ASSETS

     Loral Space shall comply with the covenants contained in this Article V from and after the date requested in writing by the Holders of the Subordinated Notes to do so and then only to the extent requested by the Holders of the Subordinated Notes. No action taken by Loral Space (or any action taken after such written notice pursuant to an agreement entered into prior to receipt of such written notice) prior to any such written request shall constitute a breach of this Guaranty by Loral Space.

     Section 5.01.  When Loral Space May Merge, Consolidate or Sell Assets.

     (a) Loral Space shall not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not Loral Space is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Loral Space and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

          (1) either: (A) Loral Space is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Loral Space) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of Bermuda, the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than Loral Space) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Loral Space under this Guaranty pursuant to agreements reasonably satisfactory to the Holders of the Subordinated Notes;

          (3) immediately after such transaction no Loral Space Default exists; and

          (4) Loral Space or the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (if other than Loral Space):

             (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Loral Space immediately preceding the transaction; and

             (B) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period or balance sheet date, as applicable, be permitted to incur at least $1.00 of additional Indebtedness pursuant to at least one of the tests set forth in the proviso to paragraph (a) of Section 4.05.

     (b) In addition, Loral Space shall not, directly or indirectly, lease all or substantially all of its properties or assets in one or more related transactions, to any other Person.

     (c) When a successor corporation, trustee, paying agent or registrar assumes all of the obligations of its predecessor under the Subordinated Notes, the Indenture and this Guaranty, the predecessor shall be released from those obligations.

     (d) This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Loral Space and any of its Restricted Subsidiaries.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.01. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Loral Space herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holders of the Subordinated Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 6.02. Addresses for Notices to Loral Space. All notices and other communications provided to Loral Space under this Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to Loral Space at its address or facsimile number set forth on Schedule 1 hereto or at such other address or facsimile number as may be designated by Loral Space in a notice to the Holders of the Subordinated Notes. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     Section 6.03. No Waiver; Remedies. No failure on the part of any Holder of a Subordinated Note to exercise, and no delay in exercise, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 6.04. Joint and Several. The obligations of Loral Space under this Guaranty are joint and several with the obligations of any other Guarantor of the Subordinated Notes.

     Section 6.05. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

     Section 6.06. Severability and Counterparts. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. This Guaranty may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Guaranty shall become effective when a counterpart hereof executed on behalf of Loral Space shall have been received by the Holders of the Subordinated Notes.

     Section 6.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     Section 6.08. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 6.09. No Recourse Against Others. No past, present or future director, officer, partner (including any general partner) employee, incorporator or stockholder, as such, of Loral Space shall have any liability for any obligations of Loral Space under this Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Subordinated Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Subordinated Notes.

     Section 6.10. Successors. All agreements of Loral Space in this Guaranty shall bind their successors. All agreements of the Holders of the Subordinated Notes in this Guaranty shall bind their respective successors.

     Section 6.11. [Intentionally Omitted].

     Section 6.12. Jurisdiction; Consent to Service of Process. LORAL SPACE HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES

DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK FOR ANY LAWSUITS, CLAIMS OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES NOT TO COMMENCE ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING EXCEPT IN SUCH COURTS. LORAL SPACE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LAWSUIT, CLAIM OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. LORAL SPACE HAS APPOINTED AVI KATZ, ESQ. AT 600 THIRD AVENUE, NEW YORK, NEW YORK 10016, U.S.A. (HEREINAFTER REFERRED TO IN SUCH CAPACITY AS THE "PROCESS AGENT"), AS ITS AUTHORIZED AGENT UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING. LORAL SPACE REPRESENTS TO THE TRUSTEE THAT IT HAS NOTIFIED THE PROCESS AGENT OF SUCH DESIGNATION AND APPOINTMENT AND THAT THE PROCESS AGENT HAS ACCEPTED THE SAME IN WRITING. LORAL SPACE HAS AUTHORIZED AND DIRECTED THE PROCESS AGENT TO ACCEPT SUCH SERVICE. IF THE PROCESS AGENT SHALL CEASE TO ACT AS LORAL SPACE'S AGENT FOR SERVICE OF PROCESS, LORAL SPACE SHALL APPOINT WITHOUT DELAY ANOTHER SUCH AGENT AND NOTIFY THE TRUSTEE OF SUCH APPOINTMENT. LORAL SPACE FURTHER AGREES THAT SERVICE OF PROCESS UPON THE PROCESS AGENT AND WRITTEN NOTICE OF SAID SERVICE TO LORAL SPACE MAILED BY FIRST CLASS MAIL OR DELIVERED TO THE PROCESS AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE TRUSTEE'S RIGHT OR THE RIGHT OF ANY PERSON CONTROLLING THE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. LORAL SPACE AGREES THAT A FINAL ACTION IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

     IN WITNESS WHEREOF, Loral Space has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          LORAL SPACE & COMMUNICATIONS LTD.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                          Accepted:

                                          LORAL SPACECOM CORPORATION

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE 1

                              ADDRESSES FOR NOTICE

     LORAL SPACE & COMMUNICATIONS LTD.
     C/O LORAL SPACECOM CORPORATION
     600 THIRD AVENUE
     NEW YORK, NEW YORK 10016
     ATTENTION: AVI KATZ, ESQ.
     TELEPHONE NO.: (212) 697-1105
     FACSIMILE NO.: (212) 338-5250

                                                                   SCHEDULE 2.05

                            SUBORDINATION PROVISIONS

     1. Subordination. Payments of the indebtedness evidenced by this Guaranty shall be junior and subordinate and subject in right of payment to all Senior Debt as provided herein. Unless otherwise defined in this Schedule 2.05, (a) all capitalized terms not otherwise defined have the meanings given to them in the Guaranty (or the Subordinated Notes, as defined therein) to which this Schedule
2.05 is attached and (b) all references to Sections are to Sections of this
Schedule 2.05.

     2. Payments on Account of Subordinated Debt.

     (a) Except as set forth in this Section 2 or in Section 3 hereof, unless and until all Senior Debt shall have been Paid In Full, Loral Space will not make, and no Holder will demand, accept, or receive, any direct or indirect payment (in cash, property, by setoff, or otherwise) of or on account of this Guaranty and the Holder shall not be entitled to declare this Guaranty to be in default, accelerate any payment date of this Guaranty, file a petition or claim under any Bankruptcy Law or take any other action with respect to Loral Space or this Guaranty as a consequence of the failure of Loral Space to make any payment or perform any of its other obligations in respect of this Guaranty.

     (b) Notwithstanding the provisions of Section 2(a), the Holder shall have the right to (i) in the event of the acceleration of the Subordinated Notes, accelerate pursuant to Section 2.01 of this Guaranty the payment of all amounts owed to the Holders under this Guaranty and (ii) commence any action to enforce or collect such obligations and take any action otherwise prohibited by Section 2(a); provided, however, that if and so long as an Indenture Default or Indenture Event of Default exists or would exist after giving effect to the payment of such amount the Holder shall not be entitled to receive and retain any amounts owed to it in respect of this Guaranty until all Senior Debt has been Paid In Full.

     3. Insolvency, etc. If an Event of Bankruptcy occurs, then and in any such event:

          (a) all Senior Debt (including any interest thereon and any other obligation with respect to such Senior Debt accruing after the commencement of such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings, whether or not such interest is a claim or is collectible) shall first be Paid In Full before any payment or distribution of any character, whether in cash, securities or other property, shall be made by Loral Space in respect of this Guaranty;

          (b) any payment or distribution of any character, whether in cash, securities, or other property, which would otherwise (but for the terms hereof) be payable or deliverable by Loral Space in respect of this Guaranty, shall be paid or delivered directly to the holders of Senior Debt at the time outstanding (or the Trustee), ratably according to the respective aggregate amounts remaining unpaid thereon, until all Senior Debt (including any interest thereon and any other obligation with respect to such Senior Debt accruing after the commencement of such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings, whether or not such interest is a claim or is collectible) shall have been Paid In Full, and the Holder at the time outstanding irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries; and

          (c) the Holder will at the request of the Trustee file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of Loral Space in respect of this Guaranty. In the event that the Holder shall fail to take such action requested by the Trustee, the Trustee may, as attorney-in-fact for the Holder, take such action on behalf of the Holder and the Holder hereby appoints the Trustee as its attorney-in-fact to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take such other action (excluding acceptance or rejection of any plan of reorganization or arrangement) in such Trustee's own name or in the name of the Holder as such Trustee may deem necessary or advisable for the enforcement of the terms hereof and the Holder will execute and deliver to each Trustee such other and further powers of attorney or other instruments as such Trustee may request in order to accomplish the foregoing. Notwithstanding the foregoing, the Holder, not the Trustee, shall be entitled to accept or reject any plan of reorganization or arrangement.

     4. Payments and Distributions Received. If any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Holder in contravention of any of the terms hereof and before all Senior Debt shall have been Paid In Full, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the Trustee for the benefit of the holders of the Senior Debt at the time outstanding for application to the payment of all Senior Debt remaining unpaid, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary for all such Senior Debt to be Paid In Full. In the event of the failure of the Holder to endorse or assign any such payment, distribution or security, the Trustee is hereby irrevocably authorized to endorse or assign the same.

     5. Subrogation. Upon the Payment In Full of all Senior Debt, the Holder shall be subrogated to any rights of the holders of Senior Debt to receive all further payments or distributions applicable to the Senior Debt, and until this Guaranty shall have been Paid In Full, and for purposes of such subrogation, any payment or distribution applicable to Senior Debt of cash, securities, or other property, to which the Holder would have been entitled except for these subordination provisions, shall not, as between the Company and its creditors (other than the holders of the Senior Debt), on the one hand, and the Holder, on the other hand, be deemed to be a payment or distribution by Loral Space to or on account of Senior Debt.

     6. Obligations Not Impaired. Except to the extent this Guaranty provides that (i) this Guaranty may not become due and payable or be paid, and (ii) the Holder may not commence or join in any proceeding under any Bankruptcy Law unless the holders of Senior Debt shall also join in bringing such proceeding, nothing contained in this Guaranty shall impair, as between Loral Space and the Holder, the obligation of Loral Space, which is absolute and unconditional, to pay to the Holder the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof.

     7. Subordination Not Affected, etc. The terms of this Guaranty, the subordination effected hereby and the rights of the holders of the Senior Debt, shall not be affected by (i) any amendment of or addition or supplement to any Senior Debt or any instrument or agreement relating thereto, (ii) any exercise or nonexercise of any right, power or remedy under or in respect of any Senior Debt or any instrument or agreement relating thereto, (iii) any sale, exchange, release or other transaction affecting all or any part of any property at any time pledged or mortgaged to secure, or however securing, Senior Debt, or (iv) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument or agreement relating thereto, whether or not the Holder shall have had notice or knowledge of any of the foregoing.

     8. Amendments, Waiver, etc. Neither this Guaranty nor any term hereof may be amended, modified or waived, except with the prior written consent of the holders owning a majority of the outstanding principal amount of the Senior Debt; provided, however, that any consent delivered by the Trustee shall be deemed to have been so authorized.

     9. Subordination a Condition to Consent of Holders of Senior Debt. The Holder, by its acceptance hereof, agrees that the consent of the holders of the Senior Debt to the incurrence by the Company of such indebtedness has been given in reliance upon the subordination of such indebtedness to the Senior Debt.

     10. Definitions, etc. As used in Schedule 4.2, the following terms shall have the following respective meanings:

          "Bankruptcy Law" shall mean any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government.

          "Event of Bankruptcy" shall mean (i) any insolvency or bankruptcy proceeding under any Bankruptcy Law, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Company or its property, or (ii) any proceeding for voluntary liquidation, dissolution or other winding-up of the Company, and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors by the Company, or (iv) any distribution, division, marshalling or application of any of the properties or assets (including, without limitation, properties or assets securing this Guaranty) of the Company or the proceeds thereof, to creditors, voluntary or involuntary, and whether or not involving legal proceedings, in connection with the dissolution, winding-up, liquidation, reorganization or other proceeding relating to the Company.

          "Paid In Full" means the payment in full in cash or cash equivalents.

          "Indenture Event of Default" means an Event of Default under the Indenture.

          "Indenture Unmatured Event of Default" means a Default under the Indenture.

          "Senior Debt" means the due and punctual payment of all obligations, indebtedness, and liabilities of Loral Space to the Senior Noteholders arising pursuant to the Senior Guaranty, including, without limitation, the obligations, indebtedness, and liabilities of Loral Space in respect of principal of, premium, if any, and interest accruing (including interest in respect of the other Senior Debt Documents accruing after the date of any bankruptcy petition whether or not stayed or enforceable and whether or not constituting a claim) and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

          "Senior Debt Documents" means all instruments, agreements and/or documents evidencing and/or securing or guaranteeing the Senior Debt.

          "Trustee" means the trustee under the Indenture.